Filed Pursuant to Rule 433
Registration No. 333-277211
June 27, 2025
FREE WRITING PROSPECTUS
(To Prospectus dated February 21, 2024,
Prospectus Supplement dated February 21, 2024,
and Equity Index Underlying Supplement dated February 21, 2024)
Structured Investments

Opportunities in International Equities

Dual Directional Buffered Participation Securities Based on the Level of the EURO STOXX 50® Index due August 4, 2027

Buffered Performance Upside SecuritiesSM

Principal at Risk Securities

The Dual Directional Buffered Participation Securities are senior unsecured debt securities of HSBC USA Inc. (“HSBC”), will not pay interest, provide for a return of at least 15% of the principal amount at maturity and have the terms described in the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus, as supplemented or modified by this free writing prospectus. All references to “Reference Asset” in the prospectus supplement and the Equity Index Underlying Supplement shall refer to the “underlying index” herein. At maturity, if the level of the underlying index has remained the same or appreciated, investors will receive the stated principal amount of their investment plus the upside performance of the underlying index, subject to the maximum payment at maturity. If the level of the underlying index has depreciated by no more than 15%, the investor will receive the stated principal amount plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive return of 15%. However, if the level of the underlying index has depreciated by more than the buffer amount of 15%, investors will lose 1% of the stated principal amount for every 1% decline in the level of the underlying index beyond the buffer amount. These Buffered Participation Securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the underlying index, and the unleveraged absolute return feature, which applies to a limited range of negative performance of the underlying index. Investors may lose some or a significant portion (up to 85%) of the stated principal amount of the Buffered Participation Securities. All payments on the Buffered Participation Securities are subject to the credit risk of HSBC.

INDICATIVE TERMS
Issuer:	HSBC USA Inc. (“HSBC”)
Maturity date*:	August 4, 2027, subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement
Underlying index:	EURO STOXX 50® Index (Bloomberg symbol: “SX5E”)
Aggregate principal amount:	$
Payment at maturity:

•   If the final level is greater than or equal to the initial level:

  $1,000 + the upside payment

  In no event will the payment at maturity exceed the maximum payment at maturity.

•   If the final level is less than the initial level by an amount equal to or less than the buffer amount:

  $1,000 + ($1,000 x absolute index return)

In this scenario, you will receive a 1% positive return on the Buffered Participation Securities for each 1% negative return on the underlying index. In no event will this amount exceed the stated principal amount plus $150 for each Buffered Participation Security.

•   If the final level is less than the initial level by an amount greater than the buffer amount:

  ($1,000 x the index performance factor) +$150

If the final level is less than the initial level by more than the buffer amount, your payment at maturity will be less than, and possibly significantly less than, the $1,000 principal amount per Buffered Participation Security. You should not invest in the securities unless you are willing and able to bear the risk of losing some or a significant portion (up to 85%) of your investment. All payments on the Buffered Participation Securities are subject to the credit risk of HSBC.

Upside payment:	$1,000 x leverage factor x index percent change
Leverage factor:	150.00%
Index percent change:	(final level – initial level) / initial level
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return.
Buffer amount:	15%
Initial level:	The official closing level of the underlying index on the pricing date
Final level:	The official closing level of the underlying index on the valuation date
Official closing level:	The official closing level of the underlying index on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “SX5E<INDEX>” or any successor page on the Bloomberg Professional® service or any successor service, as applicable
Valuation date*:	July 30, 2027, subject to adjustment as described in “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement
Index performance factor:	final level / initial level
Maximum payment at maturity:	At least $1,211.50 per Buffered Participation Security (at least 121.15% of the stated principal amount, to be determined on the pricing date)
Stated principal amount:	$1,000 per Buffered Participation Security
Issue price:	$1,000 per Buffered Participation Security
Pricing date*:	On or about July 17, 2025
Original issue date*:	On or about July 22, 2025 (3 business days after the pricing date)
Estimated initial value:	The estimated initial value of the Buffered Participation Securities is expected to be less than the price you pay to purchase the Buffered Participation Securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Buffered Participation Securities in the secondary market, if any, at any time. The estimated initial value will be calculated on the pricing date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Risk Factors—The estimated initial value of the Buffered Participation Securities, which will be determined by us on the pricing date, is expected to be less than the price to public and may differ from the market value of the Buffered Participation Securities in the secondary market, if any.”
CUSIP:	40447CMG2
ISIN:	US40447CMG23
Listing:	The Buffered Participation Securities will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Additional Information About the Securities — Supplemental plan of distribution.”
Commissions and issue price:	Price to public	Fees and commissions	Proceeds to issuer
Per Buffered Participation Security	$1,000.00	$20.00 (1) $5.00 (2)	$975.00
Total	$	$	$
(1)	HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $25.00 per $1,000 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $20.00 for each Buffered Participation Security they sell. See “Supplemental plan of distribution.”
(2)	Of the amount per $1,000 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $5.00 for each Buffered Participation Security.

* The pricing date, original issue date and the other dates set forth above are subject to change, and will be set forth in the pricing supplement relating to the Buffered Participation Securities.
The estimated initial value of the Buffered Participation Securities on the pricing date is expected to be between $920.00 and $970.00 per Buffered Participation Security, which will be less than the price to public. The market value of the Buffered Participation Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated initial value” above and “Risk Factors” beginning on page 7 of this document for additional information.

An investment in the Buffered Participation Securities involves certain risks. See “Risk Factors” beginning on page 7 of this free writing prospectus, page S-1 of the accompanying Equity Index Underlying Supplement and page S-1 of the accompanying prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the Buffered Participation Securities, or determined that this free writing prospectus or the accompanying Equity Index Underlying Supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dual Directional Buffered Participation Securities Based on the Level of the EURO STOXX 50® Index due August 4, 2027

Buffered Performance Upside SecuritiesSM

Principal at Risk Securities

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the related Equity Index Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The Equity Index Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025885/tm244959d3_424b2.htm

The prospectus supplement at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

The prospectus at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

The Buffered Participation Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

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Buffered Performance Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Dual Directional Buffered Participation Securities

Principal at Risk Securities

The Dual Directional Buffered Participation Securities Based on the Level of the EURO STOXX 50® Index due August 4, 2027 (the “Buffered Participation Securities”) can be used:

▪	As an alternative to direct exposure to the underlying index that captures 1.5:1 returns for any positive performance of the underlying index, subject to the maximum payment at maturity
▪	To obtain an unleveraged positive return for a limited range of negative performance of the underlying index
▪	To potentially outperform the underlying index in a moderately bearish scenario to the extent that the final level is less than the initial level by an amount equal to or less than the buffer amount
▪	To obtain a buffer against a specified level of negative performance in the underlying index

Maturity:	Approximately 2 years
Leverage factor:	150.00%
Maximum payment at maturity:	At least $1,211.50 per Buffered Participation Security (at least 121.15% of the stated principal amount, to be determined on the pricing date)
Minimum payment at maturity:	$150, subject to the credit risk of HSBC
Buffer amount:	15%.

Key Investment Rationale

The Buffered Participation Securities offer a 1.5 :1 exposure on the positive performance of the underlying index, and an unleveraged positive return on the absolute value of a limited range of negative performance of the underlying index. At maturity, if the level of the underlying index has remained the same or appreciated, investors will receive the stated principal amount of their investment plus a return reflecting the unleveraged upside performance of the underlying index, subject to the maximum payment at maturity. If the level of the underlying index has depreciated by no more than 15%, investors will receive the stated principal amount plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive return of 15%. However, if the level of the underlying index has declined from the initial level by more than the buffer amount as of the valuation date, investors will lose 1% for every 1% decrease in the level of the underlying index by more than the buffer amount. Investors may lose some or a significant portion (up to 85%) of the stated principal amount of the Buffered Participation Securities.

These Trigger Participation Securities are for investors who seek an equity index-based return and who are willing to risk up to 85% of their principal and forgo current income and upside in excess of the maximum payment at maturity in exchange for the unleveraged absolute return feature, which applies to a limited range of negative performance of the underlying index. All payments on the Buffered Participation Securities are subject to the credit risk of HSBC.

1.5:1 Upside Performance	The Buffered Participation Securities offer investors an opportunity to capture 1.5:1 returns for any positive performance relative to a direct investment in the securities included in the underlying index, subject to the maximum payment at maturity.
Absolute Return Feature	The Buffered Participation Securities enable investors to obtain an unleveraged positive return if the final level is less than the initial level by an amount equal to or less than the buffer amount.
Buffer Feature	At maturity, even if the level of the underlying index has declined over the term of the Buffered Participation Securities, you will receive your stated principal amount, but only if the level of the underlying index has declined by no more than the buffer amount from the initial level.
Upside Scenario if the Underlying Index Remains the Same or Appreciates	The final level of the underlying index is greater than or equal to the initial level and, at maturity for each Buffered Participation Security, we will pay the stated principal amount of $1,000 plus 150.00% of the index percent change, subject to the maximum payment at maturity of at least $1,211.50 per Buffered Participation Security (at least 121.15% of the stated principal amount, to be determined on the pricing date).

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Buffered Performance Upside SecuritiesSM

Principal at Risk Securities

Absolute Return Scenario	The final level is less than the initial level by an amount equal to or less than the buffer amount. In this case, investors receive a 1% positive return on the Buffered Participation Securities for each 1% decline in the level of the underlying index. For example, if the final level is 10% less than the initial level, the Buffered Participation Securities will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 15% return at maturity.
Downside Scenario	The level of the underlying index depreciates from the initial level by more than 10%, and, at maturity for each Buffered Participation Security, you will lose 1% for every 1% that the level of the underlying index has decreased by more than 15%. For example, if the final level is 70% less than the initial level, the payment on the Trigger Participation Securities will result in a loss of 55% of principal at $450.00, or 45% of the stated principal amount.

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Buffered Performance Upside SecuritiesSM

Principal at Risk Securities

How the Buffered Participation Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered Participation Securities assuming the following terms:

Stated principal amount:	$1,000 per Buffered Participation Security
Leverage factor:	150.00%
Hypothetical maximum payment at maturity:	At least $1,211.50 per Buffered Participation Security (at least 121.15% of the stated principal amount, to be determined on the pricing date).
Buffer amount:	15%

Buffered Participation Securities Payoff Diagram

How it works

▪	Upside Scenario: If the final level is greater than the initial level, investors would receive the $1,000 stated principal amount plus 150.00% of the appreciation of the underlying index, subject to the maximum payment at maturity.
▪	For example, with the leverage factor of 150.00%, if the underlying index appreciates 10%, investors would receive a 15.00% return, or $1,150.00 per Buffered Participation Security.
▪	For example, if the level of the underlying index appreciates 50%, the investors would receive only the hypothetical maximum payment at maturity of $1,211.50 per Buffered Participation Security, or 121.15% of the stated principal amount.
▪	Absolute Return Scenario: If the final level is less than the initial level by an amount equal to or less than the buffer amount, investors would receive a 1% positive return on the Buffered Participation Securities for each 1% decline in the underlying index.
▪	For example, if the level of the underlying index declines by 10%, investors would receive a 10% return, or $1,100.00 per Buffered Participation Security.

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Buffered Performance Upside SecuritiesSM

Principal at Risk Securities

▪	The maximum return under this scenario is a positive 15% return at maturity, or $1,150.00 per Buffered Participation Security.
▪	Downside Scenario: If the final level is less than the initial level by an amount greater than the buffer amount, investors would receive an amount that is less than the stated principal amount of $1,000 by an amount that is proportionate to the decrease in the level of the underlying index beyond the buffer amount.
▪	For example, if the underlying index declines by 40%, investors would lose 25% of their principal and receive only $750.00 per Buffered Participation Security at maturity, or 75% of the stated principal amount. You may lose some or a significant portion (up to 85%) of your principal.

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Buffered Performance Upside SecuritiesSM

Principal at Risk Securities

Investor Suitability

The Buffered Participation Securities may be suitable for you if:

▪	You seek an investment with an enhanced return linked to the underlying index and you believe the underlying index will increase or decrease only moderately.

▪	You are willing to make an investment that is exposed to the potential loss of 1% of the principal amount for each percentage point that the underlying index decreases by more than 15%.

▪	You are willing to invest in the Buffered Participation Securities based on the maximum payment at maturity indicated herein, which may limit your return at maturity. The actual maximum payment at maturity will be determined on the pricing date.

▪	You are willing to accept the risk and return profile of the Buffered Participation Securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▪	You are willing to forgo dividends or other distributions paid to holders of the stocks included in the underlying index.

▪	You do not seek current income from your investment.

▪	You do not seek an investment for which there is an active secondary market.

▪	You are willing to hold the Buffered Participation Securities to maturity.

▪	You are comfortable with the creditworthiness of HSBC, as Issuer of the Buffered Participation Securities.

The Buffered Participation Securities may not be suitable for you if:

▪	You believe that the final level of underlying index will be less than the initial level by an amount greater than the buffer amount or that the index percent change will not be sufficiently positive to provide you with your desired return.

▪	You are unwilling to make an investment that is exposed to the potential loss of 1% of the principal amount for each percentage point that the underlying index decreases by more than 15%.

▪	You are unwilling to invest in the Buffered Participation Securities based on the maximum payment at maturity indicated herein, which may limit your return at maturity. The actual maximum payment at maturity will be determined on the pricing date.

▪	You seek an investment that provides full return of principal.

▪	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▪	You prefer to receive the dividends or other distributions paid on the stocks included in the underlying index.

▪	You seek current income from your investment.

▪	You seek an investment for which there will be an active secondary market.

▪	You are unable or unwilling to hold the Buffered Participation Securities to maturity.

▪	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Buffered Participation Securities.

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Buffered Performance Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

We urge you to read the section “Risk Factors” on page S-1 of the accompanying Equity Index Underlying Supplement and page S-1 of the accompanying prospectus supplement. Investing in the Buffered Participation Securities is not equivalent to investing directly in any of the stocks included in the underlying index. You should understand the risks of investing in the Buffered Participation Securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Buffered Participation Securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement, including the explanation of risks relating to the Buffered Participation Securities described in the following sections:

“— Risks relating to all note issuances” in the prospectus supplement; and

“— General risks related to Indices” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Risks Relating to the Structure or Features of the Securities

▪	Buffered Participation Securities do not pay interest. The terms of the Buffered Participation Securities differ from those of ordinary debt securities in that the Buffered Participation Securities do not pay interest, and will provide for the return of only 15% of the principal amount at maturity. If the level of the underlying index depreciates from the initial level by more than 15%, you will receive for each Buffered Participation Security that you hold a payment at maturity that is less than the stated principal amount by an amount proportionate to the decline in the level of the underlying index beyond the buffer amount, subject to the credit risk of HSBC. You may lose up to 85% of the stated principal amount of the Buffered Participation Securities.

▪	The appreciation potential of the Buffered Participation Securities is limited by the maximum payment at maturity. The appreciation potential of the Buffered Participation Securities is limited by the maximum payment at maturity of at least $1,211.50 per Buffered Participation Security (at least 121.15% of the stated principal amount, to be determined on the pricing date). Although the leverage factor provides 150.00% exposure to any amount by which the final level is greater than the initial level, because the payment at maturity will be limited to at least 121.15% of the stated principal amount for the Buffered Participation Securities (based on the maximum payment at maturity of at least $1,211.50), any increase in the final level over the initial level by more than 9% of the initial level will not further increase the return on the Buffered Participation Securities.

▪	The amount payable on the Buffered Participation Securities is not linked to the level of the underlying index at any time other than the valuation date. The final level will be based on the official closing level of the underlying index on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the level of the underlying index appreciates prior to the valuation date but then decreases by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the level of the underlying index prior to that decrease. Although the actual level of the underlying index on the stated maturity date or at other times during the term of the Buffered Participation Securities may be higher than the final level, the payment at maturity will be based solely on the official closing level of the underlying index on the valuation date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered Participation Securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered Participation Securities (and possibly to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Participation Securities and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade those stocks and other financial instruments relating to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level and, therefore, could increase the level at which the underlying index must close so that an investor does not suffer a loss on the investor’s initial investment in the Buffered Participation Securities. Additionally, hedging or trading activities during the term of the Buffered Participation Securities, including on the valuation date, could adversely affect the level of the underlying index on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.

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Buffered Performance Upside SecuritiesSM

Principal at Risk Securities

Risks Relating to the Underlying Index

▪	Investing in the Buffered Participation Securities is not equivalent to investing in the securities included in the underlying index. Investing in the Buffered Participation Securities is not equivalent to investing in the component securities of the underlying index. Investors in the Buffered Participation securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities included in the underlying index.

▪	Adjustments to the underlying index could adversely affect the value of the Buffered Participation Securities. The publisher of the underlying index may add, delete or substitute the securities comprising the underlying index. In addition, the publisher of the underlying index may make other methodological changes that could change the level of the underlying index. Further, the publisher of the underlying index may discontinue or suspend calculation or publication of the underlying index at any time. Any such actions could affect the value of and the return on the Buffered Participation Securities.

▪	Risks Associated with non-U.S. companies. The level of the SX5E depends upon the stocks of non-U.S. companies, and thus involves risks associated with the home countries of those non-U.S. companies. The prices of these non-U.S. stocks may be affected by political, economic, financial and social factors in the home country of each applicable company, including changes in that country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Buffered Participation Securities. These foreign securities may have less liquidity and could be more volatile than many of the securities traded in U.S. or other securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of the SX5E and, as a result, the value of the Buffered Participation Securities.

▪	The Buffered Participation Securities will not be adjusted for changes in exchange rates. Although the equity securities included in the SX5E are traded in currencies other than U.S. dollars, and the securities are denominated in U.S. dollars, the amount payable on the Buffered Participation Securities at maturity, if any, will not be adjusted for changes in the exchange rates between the U.S. dollar and the currencies in which these non-U.S. equity securities are denominated. Changes in exchange rates, however, may also reflect changes in the applicable non-U.S. economies that in turn may affect the level of the SX5E and therefore the Buffered Participation Securities. The amount we pay in respect of the Buffered Participation Securities on the maturity date, if any, will be determined solely in accordance with the procedures described in this document.

General Risk Factors

▪	Credit risk of HSBC USA Inc. The Buffered Participation Securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Buffered Participation Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Buffered Participation Securities depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Buffered Participation Securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Buffered Participation Securities.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered Participation Securities in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the Buffered Participation Securities in the secondary market, including: the value, volatility and dividend yield, as applicable, of the underlying index and the securities comprising the underlying index, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Buffered Participation Securities will be affected by the other factors described above. The level of the underlying index may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Information about the EURO STOXX 50® Index” below. You may receive less, and possibly significantly less, than

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the stated principal amount per Buffered Participation Security if you try to sell your Buffered Participation Securities prior to maturity.

▪	The estimated initial value of the Buffered Participation Securities, which will be determined by us on the pricing date, is expected to be less than the price to public and may differ from the market value of the Buffered Participation Securities in the secondary market, if any. The estimated initial value of the Buffered Participation Securities will be calculated by us on the pricing date and is expected to be less than the price to public. The estimated initial value will reflect our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Buffered Participation Securities. This internal funding rate is typically lower than the rate we would pay when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the Buffered Participation Securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Buffered Participation Securities to be more favorable to you. We will determine the value of the embedded derivatives in the Buffered Participation Securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Buffered Participation Securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Buffered Participation Securities in the secondary market (if any exists) at any time.

▪	The price of your Buffered Participation Securities in the secondary market, if any, immediately after the pricing date is expected to be less than the price to public. The price to public takes into account certain costs. These costs will include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Buffered Participation Securities, the underwriting discount and the costs associated with structuring and hedging our obligations under the Buffered Participation Securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Buffered Participation Securities in the secondary market, if any, the price you would receive for your Buffered Participation Securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Buffered Participation Securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the underlying index and changes in market conditions, and cannot be predicted with accuracy. The Buffered Participation Securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Buffered Participation Securities to maturity. Any sale of the Buffered Participation Securities prior to maturity could result in a loss to you.

▪	If HSBC Securities (USA) Inc. were to repurchase your Buffered Participation Securities immediately after the original issue date, the price you receive may be higher than the estimated initial value of the Buffered Participation Securities. Assuming that all relevant factors remain constant after the original issue date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Buffered Participation Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 1 months after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Buffered Participation Securities and other costs in connection with the Buffered Participation Securities that we will no longer expect to incur over the term of the Buffered Participation Securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Buffered Participation Securities and any agreement we may have with the distributors of the Buffered Participation Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the Buffered Participation Securities based on changes in market conditions and other factors that cannot be predicted.

▪	The Buffered Participation Securities will not be listed on any securities exchange and secondary trading may be limited. The Buffered Participation Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered Participation Securities. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the Buffered Participation Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Participation Securities easily.

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Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Buffered Participation Securities, the price at which you may be able to trade your Buffered Participation Securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the Buffered Participation Securities, it is likely that there would be no secondary market for the Buffered Participation Securities. Accordingly, you should be willing to hold your Buffered Participation Securities to maturity.

▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the Buffered Participation Securities. As calculation agent, HSBC or one of its affiliates will determine the initial level and the final level, and will calculate the amount of cash, if any, that you will receive at maturity. Moreover, certain determinations made by HSBC or one of its affiliates in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or the calculation of the final level in the event of a discontinuance of the underlying index. These determinations, which may be subjective, may adversely affect the payout to you at maturity. Although the calculation agent will make all determinations and take all action in relation to the Buffered Participation Securities in good faith, it should be noted that such discretion could have an impact (positive or negative) on the value of your Buffered Participation Securities. The calculation agent is under no obligation to consider your interests as a holder of the Buffered Participation Securities in taking any actions, including the determination of the initial level, that might affect the value of your Buffered Participation Securities. See “Additional Terms of the Notes—Discontinuance or Modification of an Index” and “—Market Disruption Event” in the Equity Index Underlying Supplement.

▪	The Buffered Participation Securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction. The Buffered Participation Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Buffered Participation Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Buffered Participation Securities.

▪	The U.S. federal income tax consequences of an investment in the Buffered Participation Securities are uncertain. For a discussion of certain of the U.S. federal income tax consequences of your investment in a Buffered Participation Security, please see the discussion under “Additional Information About the Buffered Participation Securities —Tax considerations” herein, and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is derived from the EURO STOXX index and represents the performance of the 50 largest companies among the 20 supersectors in terms of free-float market capitalization in the Eurozone. The index has a fixed number of components and is part of the STOXX blue-chip index family. The index captures about 60% of the free-float market cap of the EURO STOXX Total Market Index (TMI).

For more information about the underlying index, see “The EURO STOXX 50® Index” beginning on page S-12 of the accompanying Equity Index Underlying Supplement.

Historical Information

The following graph sets forth the historical performance of the underlying index based on the daily historical official closing level from June 23, 2015 through June 23, 2025. We obtained the official closing levels below from the Bloomberg Professional® service. We have not independently verified the accuracy or completeness of the information obtained from the Bloomberg Professional® service. The historical levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the level of the underlying index on the valuation date.

Historical Performance of the Underlying Index – Daily Official Closing Levels June 23, 2015 to June 23, 2025

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Additional Information About the Buffered Participation Securities

Please read this information in conjunction with the summary terms on the cover page of this document.

General Information
Listing:	The Buffered Participation Securities will not be listed on any securities exchange.
CUSIP:	40447CMG2
ISIN:	US40447CMG23
Minimum ticketing size:	$1,000 / 1 Buffered Participation Securities
Denominations:	$1,000 per Buffered Participation Security and integral multiples thereof
Interest:	None
Tax considerations:

There is no direct legal authority as to the proper tax treatment of each Buffered Participation Security, and therefore significant aspects of the tax treatment of each Buffered Participation Security are uncertain as to both the timing and character of any inclusion in income in respect of each Buffered Participation Security. Under one approach, each Buffered Participation Security could be treated as a pre-paid executory contract with respect to the underlying index. We intend to treat each Buffered Participation Security consistent with this approach. Pursuant to the terms of each Buffered Participation Security, you agree to treat each Buffered Participation Security under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat each Buffered Participation Security as a pre-paid executory contract with respect to the underlying index. Pursuant to this approach, we do not intend to report any income or gain with respect to each Buffered Participation Security prior to maturity or an earlier sale or exchange, and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Buffered Participation Securities for more than one year at such time for U.S. federal income tax purposes.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of certain securities (which may include the Buffered Participation Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder of a Buffered Participation Security is required to accrue income in respect of the Buffered Participation Securities prior to the receipt of payments under the Buffered Participation Securities or its earlier sale or exchange. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a Buffered Participation Security as ordinary income (including gain on a sale or exchange). Finally, it is possible that a non-U.S. holder (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) of the Buffered Participation Securities could be subject to U.S. withholding tax in respect of a Buffered Participation Security. It is unclear whether any regulations or other guidance would apply to the Buffered Participation Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Buffered Participation Securities.

We will not attempt to ascertain whether any of the entities whose stock is included in the underlying index would be treated as a passive foreign investment company (a “PFIC”) or United States real property holding corporation (a “USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the underlying index were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the underlying index and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the underlying index is or becomes a PFIC or a USRPHC.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on the Issuer’s determination that the Buffered Participation Securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under a Buffered Participation Security. However, it is possible that the Buffered Participation Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying index or the Buffered Participation Securities, and following such occurrence the Buffered Participation Securities could be treated as subject to withholding on dividend equivalent payments.

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Non-U.S. holders that enter, or have entered, into other transactions in respect of the underlying index or the Buffered Participation Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Buffered Participation Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Buffered Participation Securities is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the Buffered Participation Securities.

For a further discussion of U.S. federal income tax consequences related to each Buffered Participation Security, see the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Supplemental plan of distribution:

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Buffered Participation Securities from HSBC for distribution to Morgan Stanley Wealth Management. HSBC Securities (USA) Inc. will act as agent for the Buffered Participation Securities and will receive a fee of $25.00 per $1,000 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $20.00 for each Buffered Participation Security they sell. Of the amount per $1,000 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $5.00 for each Buffered Participation Security.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Buffered Participation Securities, but is under no obligation to make a market in the Buffered Participation Securities and may discontinue any market-making activities at any time without notice.

We expect that delivery of the Buffered Participation Securities will be made against payment for the Buffered Participation Securities on or about the original issue date set forth on the cover page of this document, which is more than one business day following the pricing date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Buffered Participation Securities more than one business day prior to the original issue date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-87 in the prospectus supplement.

Events of default and acceleration:

If the Buffered Participation Securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Buffered Participation Securities, the calculation agent will determine the accelerated payment at maturity due and payable in the same general manner as described in “payment at maturity” in this free writing prospectus. In such a case, the third scheduled trading day for the underlying index immediately preceding the date of acceleration will be used as the valuation date for purposes of determining the accelerated final level. If a market disruption event exists on that scheduled trading day, then the accelerated valuation date will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled valuation date). The accelerated maturity date will be the fifth business day following such accelerated postponed valuation date.

For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Where you can find more information:

This free writing prospectus relates to an offering of the Buffered Participation Securities linked to the underlying index. The purchaser of a Buffered Participation Security will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the offering of Buffered Participation Securities relates to the underlying index, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying index or any security comprising the underlying index or as to the suitability of an investment in the Buffered Participation Securities.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will

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arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024 and Equity Index Underlying Supplement dated February 21, 2024. If the terms of the Buffered Participation Securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page S-1 of the accompanying Equity Index Underlying Supplement and page S-1 of the accompanying prospectus supplement, as the Buffered Participation Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Buffered Participation Securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at www.sec.gov as follows:

The Equity Index Underlying Supplement at:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025885/tm244959d3_424b2.htm

The prospectus supplement at:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

The prospectus at:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

This document provides a summary of the terms and conditions of the Buffered Participation Securities. We encourage you to read the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks above.

“Performance Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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